UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/05/2008

Saba Software, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-30221

DE	94-3267638
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2400 Bridge Parkway, Redwood Shores, CA 94065-1166
(Address of principal executive offices, including zip code)

650-581-2500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 5, 2008, Carol Rice-Murphy, age 56, was appointed to serve as interim Chief Financial Officer of Saba Software, Inc., a Delaware corporation (the "Company"). Ms. Rice-Murphy has served as Vice President of Finance of the Company since August 2007. From 2000 to 2007, Ms. Rice-Murphy served in a number of finance positions, including Vice President of Finance and interim Chief Financial Officer, of @Road, Inc., a provider of solutions designed to automate the management of mobile resources. Ms. Rice-Murphy holds a B.A. from the University of California, Santa Cruz.

In connection with her appointment as interim Chief Financial Officer, the Company and Ms. Rice-Murphy will enter into an Indemnification Agreement, the form of which is incorporated by reference as Exhibit 10.1 to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2007. Pursuant to the terms of the Indemnification Agreement, the Company will generally be obligated to indemnify Ms Rice-Murphy against certain expenses, judgments, fines, settlements and other amounts for which she may become liable by reason of her service as an officer of the Company.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc.

Date: June 06, 2008	By:	/s/ Carol Rice-Murphy
Carol Rice-Murphy
Interim Chief Financial Officer